UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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The Walt Disney Company

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The Walt Disney Company

2025 INVESTOR PRESENTATION

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this presentation may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding expectations, beliefs, business plans, succession, governance and other statements that are not historical in nature. These statements are made on the basis of the Company's views and assumptions regarding future events and business performance and plans as of the time the statements are made. The Company does not undertake any obligation to update these statements unless required by applicable laws or regulations and you should not place undue reliance on forward-looking statements.

Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments, asset acquisitions or dispositions, new or expanded business lines or cessation of certain operations), our execution of our business plans (including the content we create and intellectual property (IP) we invest in, our pricing decisions, our cost structure and our management and other personnel decisions), our ability to quickly execute on cost rationalization while preserving revenue, the discovery of additional information or other business decisions, as well as from developments beyond the Company's control, including: the occurrence of subsequent events; further deterioration in domestic and global economic conditions or failure of conditions to improve as anticipated; further deterioration in or pressures from competitive conditions, including competition to create or acquire content, competition for talent and competition for advertising revenue; consumer preferences and acceptance of our content, offerings, pricing model and price increases, and corresponding subscriber additions and churn, and the market for advertising sales on our direct-to-consumer services and linear networks; health concerns and their impact on our businesses and productions; international, political or military developments; regulatory and legal developments; technological developments; labor markets and activities, including work stoppages; adverse weather conditions or natural disasters; and availability of content. Such developments may further affect entertainment, travel and leisure businesses generally and may, among other things, affect (or further affect, as applicable): our operations, business plans or profitability, including direct-to-consumer profitability; demand for our products and services; the performance of the Company's content; our ability to create or obtain desirable content at or under the value we assign the content; the advertising market for programming; taxation; and performance of some or all Company businesses either directly or through their impact on those who distribute our products.

Additional factors are set forth in the Company's Annual Report on Form 10-K for the year ended September 28, 2024, under the captions "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," and subsequent filings with the Securities and Exchange Commission ("SEC"), including, among others, quarterly reports on Form 10-Q.

We Request Your Support at the 2025 Annual Meeting

Board of Directors Voting Recommendations

COMPANY PROPOSALS	
Proposal 1: Election of Directors *Our Board of Directors recommends a vote **FOR** the election of ten nominees named in the proxy statement as Directors*	✓ FOR EACH NOMINEE
Proposal 2: Ratification of Appointment of Independent Registered Public Accountants *Our Board of Directors recommends a vote **FOR** ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for fiscal 2025*	✓ FOR
Proposal 3: Advisory Vote on Executive Compensation *Our Board of Directors recommends a vote **FOR** the approval of the compensation of our Named Executive Officers*	✓ FOR
SHAREHOLDER PROPOSALS	
Proposal: Report on Climate Risks to Retirement Plan Beneficiaries *Our Board of Directors recommends a vote **AGAINST** the shareholder proposal requesting a report on how the Company is mitigating climate risk in retirement plan investments offered to employees (See slide 7 for more details)*	✗ AGAINST
Proposal: Consideration of Participation in the Human Rights Campaign's Corporate Equality Index *Our Board of Directors recommends a vote **AGAINST** the shareholder proposal requesting that the Company review and potentially cease Disney's prior participation in the Human Rights Campaign's Corporate Equality Index (See slide 8 for more details)*	✗ AGAINST
Proposal: Report on Risks Related to Selection of Ad Buyers and Sellers *Our Board of Directors recommends a vote **AGAINST** the shareholder proposal requesting a report on oversight of risks related to discrimination against ad buyers and sellers (See slide 9 for more details)*	✗ AGAINST

Fiscal 2024 Highlights and Performance

Fiscal 2024 Highlights	$7.6B Income Before Income Taxes +59% year over year	$14.0B Cash Provided by Operations +42% year over year

Entertainment

Includes our non-sports focused linear networks, Direct-to-Consumer (DTC) services, and episodic and film content production and distribution activities

- **Achieved profitability** in our Entertainment DTC streaming services
- **Generated strong box office performance**, driven by *Inside Out 2* and *Deadpool & Wolverine*
- **Continued creative excellence** with an industry-leading **20 Academy Award nominations** and a record-breaking **60 Emmy Awards**

Sports

Includes our sports-focused global television and DTC streaming content production and distribution activities

- Delivered full year **Domestic ESPN(1) Revenue and Operating Income growth** in FY22, FY23, and FY24
- Continued to expand reach by delivering **ESPN's most watched Primetime since FY06(2)**, and **ESPN reached 70% of the 18+ U.S. Internet Audience(3)**
- **Secured landmark sports rights agreements** with the NBA and WNBA, as well as NCAA, US Open, and College Football Playoff

Experiences

Includes our domestic and international theme parks, resorts, and cruise lines, in addition to licensing and sale of consumer products

- Delivered **full year segment Revenue and Operating Income growth** in FY22, FY23, and FY24
- **Successfully opened key attractions, including:**
  - World of Frozen at Hong Kong Disneyland
  - Zootopia at Shanghai Disney Resort
- **Opened a new island destination** for Disney Cruise Line, and announced plans to **add four more cruise ships** through 2031, increasing the fleet to 13 ships

(1) Domestic ESPN includes seven ESPN branded television channels, ESPN on ABC, and the ESPN+ DTC service. (2) Per Nielsen. (3) Internet Audience data in September 2024, per Comscore.

Board Composition and Oversight

The Board remains focused on effective oversight of long-term strategy and risks, and maintains skillsets closely aligned with strategic priorities



James P. Gorman | Chairman, EC*, SPC Chair
Former Executive Chairman, Morgan Stanley
Joined in 2024



Mary T. Barra | Incoming CC Chair, SPC
Chair and CEO, General Motors Company



Amy L. Chang | GNC
Former EVP, Cisco Systems



D. Jeremy Darroch | AC, SPC*
Former Executive Chairman & Group CEO, Sky
Joined in 2024



Carolyn N. Everson | CC
Former President, Instacart



Michael B.G. Froman | GNC Chair
President, Council on Foreign Relations



Robert A. Iger | EC
Chief Executive Officer



Maria Elena Lagomasino | CC, GNC
CEO and Managing Partner, WE Family Offices



Calvin R. McDonald | AC*, SPC
CEO, lululemon athletica



Derica W. Rice | AC Chair
Former EVP, CVS Health

Appointed Independent Chair in 2024

New Committee Chair

AC: Audit Committee; CC: Compensation Committee; EC: Executive Committee; GNC: Governance & Nominating Committee; SPC: Succession Planning Committee; *: Indicates New Committee Member Since 2024 AGM

Key Board Oversight Roles

- **Succession Planning:** Execute management succession planning, including current high-priority CEO succession planning efforts
- **Strategy:** Maintain active dialogue with management and oversee long-term strategy intended to position Disney for future success and value creation
- **Risk Management:** Assess major risks relating to the company and its performance, and review measures to address and mitigate risks
- **Responsible Business Practices:** Maintain effective oversight of Disney's environmental, human rights, workforce and other responsible business practices, policies and reporting

Independence & Refreshment

- **9** out of **10** directors are independent
- **5** independent directors have joined since 2021
- **4** independent directors have exited the board since 2021
- Majority of independent directors have tenure of **< 4 years**
- Average tenure of independent directors is **4.5 years**

Management Succession Planning

The Board continues to make strong progress on the high-priority work of finding the right leader and driving a successful long-term outcome

Priority Focus Areas

- Management succession planning remains a **top priority** for the Board as Mr. Iger's contract will end December 31, 2026
- The full Board is committed to **finding the right leader** and **planning for a smooth leadership transition** to enable Disney's continued success
- The Board is also focused on **achieving a successful long-term outcome** for Disney and **positioning the new CEO for success**
- The Board **values shareholder feedback** and took numerous responsive actions in 2024 related to the **prioritization and disclosure of succession planning** informed by shareholder input

Succession Planning Committee Members



James P. Gorman **(Committee Chair)**
Experience in CEO and senior leadership succession planning as former CEO of Morgan Stanley; oversaw multi-year succession process



Mary T. Barra
Experience in CEO and management succession planning as CEO of General Motors



D. Jeremy Darroch
Experience in management succession planning as former Group CEO of Sky plc



Calvin R. McDonald
Experience in CEO and management succession planning as CEO of lululemon athletica

Succession Planning Efforts

- The **SPC met seven times in fiscal 2024**, discussed its progress with and received input from the full Board regularly, and **will continue to meet regularly** until completion of the succession process
- The **SPC accomplished the following** in 2024:
  - Developed a timeline for the CEO search process
  - Identified relevant and desired CEO skill sets
  - Reviewed internal and external candidates
  - Engaged with candidates
  - Met with, directed, and received reports from advisors, including a national search firm, regarding CEO candidates

CEO/Senior Leadership Succession Planning

- ✓ James P. Gorman appointed Chair of SPC
- ✓ Expected to announce new CEO in early 2026
- ✓ All SPC members have direct experience in CEO and senior leadership succession planning

Executive Compensation Program

The Compensation Committee designed a program that aligns pay with performance against Disney's most important financial and strategic goals

Fiscal 2024 CEO Compensation

Component	Element	Metric
Base Salary	Paid in cash; salary reflects job responsibilities and provides competitive fixed pay to balance performance-based risks	
Annual Bonus	**Financial Performance** – 70%	Adj. total segment operating income – 50%
		Adj. revenue – 25%
		Adj. after-tax free cash flow – 25%
	Other Performance Factors – 30%	
Annual Equity Awards	**Performance-Based Restricted Stock Units** – 60%	3-year cumulative relative TSR – 50%
		3-year ROIC – 50%
	Stock Options – 40%	3-year annual vest

Key Compensation Elements Reflect Pay for Performance Alignment, Business Evolution, and Shareholder Feedback

- ✓ Structured to incentivize performance against key annual metrics to generate long-term, sustainable gains in shareholder value
- ✓ Did not approve any one-time special awards for continuing NEOs in FY24
- ✓ Set the financial performance required to achieve target-level payouts across all three financial bonus metrics above FY23 actual results
- ✓ Other Performance Factors motivate progress on key strategic objectives

- ✓ Prioritize pay for performance with 60% PBUs in equity award for our CEO
- ✓ In FY23 and FY24, NEOs forfeited 100% of PBUs granted in FY20 and FY21 tied to relative TSR, underscoring the structure's strong pay and performance alignment
- ✓ Returned to setting full 3-year ROIC goals in FY23
- ✓ PBUs for Mr. Iger changed to a 3-year performance period (previously 2-year performance period prior to extension of employment agreement)

Fiscal 2025 PBU Program Design Changes

Fiscal 2025 PBU plan changes aim to drive business results by emphasizing financial metrics aligned with strategic priorities and key business drivers

Changes to PBU Program Design

- **Change 1**: The new PBU program introduces **Adjusted EPS Growth**, a profitability metric that is key to value creation
  - ✓ Metric provides a direct link between performance and value
  - ✓ Highly visible performance metric closely monitored by shareholders
- **Change 2**: Relative TSR performance in the new PBU program will be measured against the **S&P 500 Media & Entertainment Index** as opposed to the S&P 500 Index over the same 3-year period
  - ✓ Aligns with feedback from Disney's shareholders
  - ✓ More focused comparator group that faces similar industry dynamics

The Compensation Committee believes the revised PBU program design aims to attract, retain and motivate our NEOs to deliver operational excellence and create shareholder value

Fiscal 2025 – Fiscal 2027 PBU Program Design

25% ROIC	25% TSR	50% Adjusted EPS Growth

vs. S&P 500 Media & Entertainment Index (applies to 25% TSR)

- Metrics include:
  - **ROIC:** Measured as average annual return on invested capital over full period
  - **Relative TSR:** Measured as Disney's stock price appreciation plus dividends vs. the index and targets the 55th percentile of the comparator group, the **S&P 500 Media & Entertainment Index**
  - **Adjusted EPS Growth:** Measured as average annual growth rate over full period
- Equally weighting ROIC and relative TSR at 25% each and Adjusted EPS Growth at 50% will motivate our NEOs towards **achieving strong business results** while also **maintaining alignment with shareholder experience**
- The PBU program **continues to align pay and performance** by ensuring that shares are only earned when absolute Company and relative performance criteria are met over a **3-year performance period**

Shareholder Proposal on Climate Risk Report

Proposal	Requests report on if and how Disney is protecting retirement plan beneficiaries from increased future portfolio risk from current investments in high-carbon companies
Proponent	James McRitchie ROTH IRA

THE BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL

- **The requested report would not be a valuable use of Company time and resources, and it would not enhance long-term shareholder value**
  - The Company provides a comprehensive set of benefits to meet the varied needs of our diverse workforce, which includes 401(k) retirement savings plans that offer a wide range of options with varying investment objectives carefully constructed by fiduciaries to maximize risk-adjusted returns
  - Plan participants are able to choose from among these many options including one that is designed to approximate the overall performance of securities in the MSCI World Selection Index based on environmental, social, and governance criteria
  - As is required by federal law under the Employee Retirement Income Security Act of 1974 (ERISA), fiduciaries must select retirement plan investments and investment options solely in the best interests of plan participants and beneficiaries
  - Given the existing fiduciary obligation to plan participants to offer a varied set of investment options that maximize risk-adjusted returns, we believe this requested report is unnecessary and therefore is not a valuable use of Company time and resources

Shareholder Proposal on Corporate Equality Index

Proposal	Requests that the Company review and potentially cease its participation in the Human Rights Campaign's Corporate Equality Index
Proponent	National Center for Public Policy Research

THE BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL

- **The request would not provide additional value to shareholders given the Company's existing practices to assess participation in transparency efforts and the Board's oversight of ESG reporting, workforce equity matters and human rights policies**
  - We seek to provide transparency on a wide range of matters that are important to our investors and other stakeholders
    - Our Global Public Policy team, together with Human Resources, Investor Relations and other teams with subject matter responsibilities, regularly assess how to provide effective transparency, including through participation in third-party and collaborative initiatives and voluntary surveys
  - We have established oversight and governance of many matters important to investors and other stakeholders
    - The Compensation Committee oversees workforce equity matters and receives reports at least annually from the Human Resources group on such matters
    - The Governance and Nominating Committee (GNC) oversees the Company's environmental, social and governance (ESG) programs and reporting and regularly receives a report from Global Public Policy on ESG matters, including the Company's voluntary ESG disclosures

Shareholder Proposal on Advertising Services

Proposal	Requests that the Board conduct evaluation and issue report within one year on oversight of risks related to discrimination against ad buyers and sellers

Proponent	Bowyer Research

THE BOARD RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL

- **The requested report is not in the best interests of the Company and its shareholders as it would not provide meaningful additional information to shareholders to merit the resources required to provide this report**
  - The Company has existing policies that govern responsible advertising and marketing practices
    - Our Responsible Advertising & Marketing Policy is grounded in our commitment to present truthful, accurate, tasteful, and age-appropriate advertising for audiences
    - We have publicly available policies and related disclosures in our Sustainability & Social Impact Report and on our Impact website
    - Our Standards of Business Conduct include resources and tools that promote ethical conduct and compliance with the law, including competition and antitrust laws
  - The Board and its committees oversee the Company's compliance with laws, regulations and Company policies
    - The Audit Committee oversees compliance with applicable laws, regulations and policies
    - The Audit Committee receives an annual report from Global Ethics and Compliance Management, and reserves time at each regularly scheduled meeting for legal, regulatory and management audit updates